CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2025, relating to the financial statements and financial highlights of Chestnut Street Exchange Fund which are included in Form N-CSR for the year ended December 31, 2024, and to the references to our firm under the headings “Investment Advisory and Other Services” and “Financial Statements” in Part B – Information Required in a Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

April 21, 2025